FORM N-SAR
                            SEMI-ANNUAL REPORT
                    FOR REGISTERED INVESTMENT COMPANIES

        Registrant Name     THE GABELLI VALUE FUND INC.

        File Number                   811-5848

        Registrant CIK Number:        853438


THIS DOCUMENT IS A COPY OF THE FORM N-SAR FILED ON MARCH 1, 1999 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

THIS FILING ALSO CONTAINS AMENDMENTS.